UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 29, 2008

Date of Report
(Date of earliest event reported)
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 29, 2008, Harmonic Inc. (“Harmonic” or the “Company”) issued a press release regarding its preliminary unaudited financial results for the quarter and year ended December 31, 2007. In the press release, Harmonic also announced that it would be holding a conference call on Tuesday, January 29, 2008, to discuss its preliminary financial results for the quarter and year ended December 31, 2007. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information in Exhibit 99.1 is incorporated herein by reference.
The information in this Current Report on Form 8-K and the exhibit attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and this Current Report on Form 8-K and the exhibit furnished herewith shall not be incorporated by reference into any filing by Harmonic under the Securities Act of 1933, as amended, or under the Exchange Act.
Use of Non-GAAP Financial Information
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP financial measures to GAAP financial measures is included with the financial statements contained in the press release furnished as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Harmonic Inc., issued on January 29, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.

Date:	January 29, 2008

By:	/s/ Robin N. Dickson Robin N. Dickson Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Harmonic Inc., issued on January 29, 2008.